UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Halex Energy Corp.
(Exact name of Registrant as specified in its charter)

Nevada	27-4720497
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Halex Energy Corp.

9190 Double Diamond Parkway

Reno, NV 89521

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jeffery M. Lamberson

Halex Energy Corp.

9190 Double Diamond Parkway

Reno, NV 89521

(916) 293-6337

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gregory M. Wilson, Esq.

P.O. Box 494

Greenacres, WA 99016

(509) 991-8575

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective to its Form S-1 to amend its registration statement (Registration No. 333-185956), initially filed with the Securities and Exchange Commission (the "SEC") on January 10, 2013 (the "Registration Statement"), to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the Issuer as of the date this post-effective amendment is filed.

In compliance with the registrant's undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is removing any securities remaining unsold from registration by means of this post-effective amendment.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacrament, State of California, on August 3, 2015.

Halex Energy Corp.

By:	/s/ Jeffrey M. Lamberson
Jeffrey M. Lamberson
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on August 3, 2015.

By:	/s/ Jeffrey M. Lamberson
Jeffrey M. Lamberson
Director